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                                                                  Exhibit 10.G


                      DIRECTOR'S CHARITABLE GIVING PROGRAM


                                                                      As Amended
                                                        Effective April 30, 1996
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                      DIRECTOR'S CHARITABLE GIVING PROGRAM


1.   PURPOSE

     The purpose of the Director's Charitable Giving Program, as amended as of April 30, 1996 (the "Program"), is to provide a unique opportunity for Westinghouse Electric Corporation (the "Company") and certain of its directors to jointly participate in a program of charitable giving.

2.   ADMINISTRATION

     The Program shall be administered by a Committee of the Company consisting of the Chief Operating Officer, the Chief Financial Officer and the Chief Legal Officer of the Company (the "Program Committee").

     The Program Committee shall have full power and authority to adopt, alter and repeal any administrative rules, regulations and practices governing the operation of the Program as it shall deem advisable and to interpret the terms and provisions of the Program. All decisions, interpretations or resolutions of the Program
     Committee shall be conclusive and binding on all interested parties.

3.   ELIGIBILITY

     The following persons are eligible to participate in the Program:

     (a)   all non-employee directors who were in office on July 28, 1988;

     (b) the Chairman and Chief Executive Officer of the Company as of July 28, 1988 and his immediate predecessor;

     (c) any person who became a non-employee director of the Company after July 28, 1988 and prior to

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           July 31, 1995 and has completed or completes five years of service as a non-employee director of the Company on or prior to July 31, 1996;

     (d) any person who is a non-employee director of the Company on April 30, 1996 and has completed or completes one year of service as a non-employee director of the Company on or prior to July 31, 1996; and

     (e) any person who became or becomes the Chairman and Chief Executive Officer of the Company after July 28, 1988 and on or before July 31, 1996.

     The Program will not be available to any person who becomes a non-employee director or the Chairman and Chief Executive Officer of the Company after July 31, 1996 or to any then current director who has not yet met at least one of the eligibility requirements set forth above as of July 31, 1996.

     Any director of the Company eligible to participate in the Program as set forth in this Section 3 is hereafter referred to as a Director.

4.   CHARITABLE DONATION

     The Company will make tax-deductible charitable donations in the total amount of $500,000 on behalf of each Director after the time of the Director's death to the eligible charitable or other non-profit organization(s) (the "Charity" or "Charities") selected by the Director in accordance with Section 5. Initially, to fund such donation, the Company will purchase a life insurance policy or policies insuring the lives of the Directors. The Company will pay the premiums for each such life insurance policy and will be the owner and beneficiary thereof.

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     The Company and each Director shall execute a written agreement containing such terms and conditions as the Program Committee may determine are necessary and appropriate in furtherance of the Program.

5.   DESIGNATION OF CHARITABLE/NON-PROFIT ORGANIZATION(S)

     (a) Each Director may designate not more than two Charities as donees of the $500,000 contribution to be made by the Company by filing with the Secretary of the Company a written designation in a form approved by the Program Committee, which designation shall be confirmed in writing by the Secretary. In the event that a Director selects two donees, each donation will be in the amount of $250,000.

     (b) Each such Charity designated as a donee in the manner described herein must be a tax-exempt organization qualified as such under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     (c) Each designated Charity will be sent a written notification of such designation, if such notification is authorized by the Director, in a form approved by the Program Committee.

     (d) Prior to death, the designation of a Charity as a donee by a Director as described herein may be revoked by the Director at any time by filing a written revocation or by filing a new written designation with the Secretary of the Company, which designation shall be confirmed in writing by the Secretary.

6.   AMENDMENT AND DISCONTINUANCE

     The Company may at any time amend, suspend or discontinue the Program.

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7.   CHANGE IN CONTROL

     In the event of a Change in Control as defined herein, the donations to Charities contemplated hereby may be made as the Program Committee may determine as of the date of such Change in Control and paid on such basis and in such form as the Program Committee may prescribe.

     A Change in Control shall mean the occurrence of one or more of the following events:

           (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

           (b) the shareholders of the Company shall approve of any plan or proposal for the liquidation or dissolution of the Company;

           (c) (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Common Stock of the Company (or securities convertible into Common Stock of the Company), the Board of Directors of the

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           Company shall determine that the making of such purchase
           shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange
           Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board of Directors of the Company shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control; or

           (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

8.   EFFECTIVE DATE

     This restatement of the Program shall be effective as of April 30, 1996.

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